Exhibit 10.3

SULPHCO, INC.
DIRECTOR STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Agreement") is made and entered into as of May 23, 2006 (hereinafter referred to as the "Effective Date"), by and between SULPHCO, INC., a Nevada corporation (the "Company"), and ROBERT VAN MAASDIJK ("Optionee"), with reference to the following facts:

A.  The Company has duly adopted the 2006 Stock Option Plan (hereinafter referred to as the "Plan"), subject to stockholder approval, which authorizes the Option Committee (the "Committee") to grant stock options, and which Plan is intended to encourage ownership of stock of the Company by officers, directors, consultants, advisors and other key management employees and to provide additional incentive for them to promote the success of the Company.

B. The Committee has determined that Optionee is entitled to participate in the Plan, and has taken appropriate action to authorize the granting of a stock option to Optionee for the number of shares, at the price per share and on the terms set forth in this Agreement, subject to stockholder approval of the Plan.

C. Optionee desires to participate in the Plan and to receive an option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Grant of Option. The Company hereby grants to Optionee the right and option (hereinafter referred to as the "Option") to purchase all or any part of an aggregate of One Hundred Twenty-Five Thousand (125,000) shares (the "Option Shares") of common stock, $.001 par value, of the Company (the "Common Stock") at the times and on the terms and conditions set forth in this Agreement. The Option shall be a “non-statutory stock option” under the Internal Revenue Code of 1986.

2. Exercise Price. The purchase price (the "Exercise Price") of each Option Share shall be $9.03 per share of the Company’s Common Stock.

3. Option Period. The Option shall be exercisable on and as of the Effective Date and shall expire, and all rights to purchase the Option Shares shall terminate, at the close of business on the day immediately preceding the third anniversary of the Effective Date, unless terminated earlier as provided in this Agreement. The Option shall not be exercisable until the time at which all legal requirements in connection with the Plan have been fully complied with, including stockholder approval of the Plan. If Optionee is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option shall not be exercisable until at least six months and one day from the Effective Date.

4. Option Exercise.

4.1  The Option shall be exercised by delivering this Agreement for endorsement to the Company, at its principal office, attention of the Corporate Secretary, together with a Notice and Agreement of Exercise (in the form attached hereto or specified from time to time by the Committee) indicating the number of Option Shares Optionee wishes to purchase and full payment of the Exercise Price of such shares. In no event shall the Company be required to issue or transfer fractional shares.

4.2 Payment for Option Shares may be made in cash, by cashier’s or certified check.

5. Securities Laws Requirements.

5.1 The Option shall not be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other requirements of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act of 1933 (the “Securities Act”) for the issuance of the Option and the Option Shares but there may be times when no such Registration Statement will be currently effective. Exercise of the Option may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire for any reason except the end of its term during such a suspension, then if exercise of the Option is duly tendered before its expiration, the Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of the Option Shares.

5.2. Upon each exercise of the Option, Optionee shall represent, warrant and agree, by the Notice and Agreement of Exercise delivered to the Company, that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws, (b) if Optionee is subject to the reporting requirements under Section 16(a) of the Exchange Act, Optionee will furnish to the Company a copy of each Form 4 or Form 5 filed by Optionee and will timely file all reports required under federal securities laws, and (c) Optionee will report all sales of Option Shares to the Company in writing on the form prescribed from time to time by the Company. All Option Share certificates may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Company may comply therewith and issue “stop transfer” instructions to its transfer agents and registrars without liability.

6. Transferability of Option. The Option may not be transferred by Optionee without the prior written consent of the Committee unless such transfer is pursuant to a Will of Optionee or the laws governing the distribution of Optionee’s property upon his or her death. The Option may be exercised, during the lifetime of Optionee, only by Optionee and Optionee’s permitted transferees. Notwithstanding the foregoing, the Option shall not be assignable by operation of law and shall not be subject to attachment, execution, garnishment, sequestration, the law of bankruptcy or any other legal or equitable process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

7. Changes in Capitalization.

7.1 The number and class of shares subject to the Option, the Exercise Price (but not the total price), and the minimum number of shares as to which the Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or stock dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the number of shares of Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

7.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or in which the Company survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to stockholders of more than 10% of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

8. Relationship.  The Option shall not be deemed to be salary or other compensation to Optionee for purposes of any pension, thrift, profit sharing, stock purchase or other employee benefit plan now maintained or hereafter adopted by the Company.

9. Privileges of Ownership. Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that share certificates have actually been issued and registered in Optionee's name on the books of the Company or its registrar upon the due exercise of the Option. The Company shall be allowed a reasonable time following notice of exercise in which to accomplish the issuance and registration.

10. Reference to Plan. This Agreement and the Option are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall prevail.

11. Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at its principal executive offices and any notice to be given to Optionee shall be addressed to Optionee at the address appearing on the employment records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when personally delivered or enclosed in a properly sealed envelope, addressed as herein required and deposited, postage prepaid, in a post office or branch post office regularly maintained by the jurisdiction in which it is deposited.

12. Withholding Taxes. The Company shall have the right at the time of exercise of the Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment (through withholding from Optionee's salary or the Option Shares or otherwise as the Company shall deem in its sole and conclusive discretion to be in its best interests) of any such Tax Liability.

13. Number and Gender. Terms used herein in any number or gender include other numbers or genders, as the context may require.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Governing Law. This Agreement and performance under it, shall be construed in accordance with and under the laws of the State of Nevada, U.S.A. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope, such term or provision shall be adjusted rather than voided and interpreted so as to be enforceable to the fullest extent possible, and all other terms and provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the Effective Date.

"OPTIONEE":	"COMPANY":

ROBERT VAN MAASDIJK	SULPHCO, INC.

/s/ Robert van Maasdijk	/s/ Loren J. Kalmen
(Signature)	By:Loren J. Kalmen
Its: Chief Financial Officer

SULPHCO, INC.
NOTICE AND AGREEMENT OF EXERCISE
OF STOCK OPTION

I hereby exercise my SulphCo, Inc. Stock Option dated as of May 23, 2006, as to __________ shares of SulphCo, Inc. common stock, $.001 par value (the "Option Shares").

Enclosed are the documents and payment specified in Paragraph 4 of my Option Agreement. I understand that no Option Shares shall be issued and delivered unless and until any applicable registration requirements of the Securities Act of 1933, as amended, any listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. I hereby represent, warrant and agree, to and with SulphCo, Inc. (the "Company"), that:

a.  The Option Shares I am purchasing are being acquired for my account, and no other person (except, if I am married, my spouse) will own any interest therein.

b.  I will not sell or dispose of my Option Shares in violation of the Securities Act of 1933 or any other applicable Federal or state securities laws. I will obtain the Company's advice prior to any disposition of my Option Shares.

c.  I agree that the Company may, without liability, place legend conditions upon my Option Shares and issue "stop transfer" restrictions requiring compliance with applicable securities laws and the terms of my Option.

d.  If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, I will furnish to the Company a copy of each Form 4 and Form 5 filed by me and will timely file all reports required under the Federal securities laws.

e.  I will report to the Company all sales of Option Shares on the form prescribed from time to time by the Company.

The number of Option Shares specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Option Shares will be held as community property or as tenants in common):

(Print your name)	(Signature)

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